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Exhibit 3.27
                            ARTICLES OF INCORPORATION
                                       OF
                    SUNBELT THERAPY MANAGEMENT SERVICES, INC.

         The undersigned, acting as incorporators of a corporation under the Code of Alabama, adopt the following Articles of Incorporation for such corporation:

         FIRST: The name of the corporation is Sunbelt Therapy Management Services, Inc.

         SECOND: The period of its duration is prepetual.

         THIRD: The purpose or purposes for which the corporation is organized are: The transaction of any or all lawful business for which corporations may be incorporated under this Act.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 10,000. The corporation shall begin business by the issuance of 3,000 shares of common stock valued at $1.00 par per share.

         FIFTH: Provisions for the regulation of the internal affairs of the corporation are: None.

         SIXTH: The address of the initial registered office of the corporation is 1121 Somerville Road, Office No. 7, Decatur, Alabama 35601, and the name of its initial registered agent at such address is Paul G. Henderson.

         SEVENTH: The number of directors constituting the initial board of directors of the corporation is three and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

         Name                                         Address

         Paul G. Henderson                            1121 Somerville Road
                                                      Decatur, Alabama  35601

         Paige B. Plash                               1242 Anchor Drive
                                                      Mobile, Alabama  36609

         Phillip R. Rollins                           Rote 3, Box 473R
                                                      Hartselle, Alabama  35640
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         EIGHTH:  The name and address of each incorporator is:

         NAME                                        ADDRESS

         Paul G. Henderson                           1121 Somerville Road
                                                     Decatur, Alabama  35601

         Paige B. Plash                              1242 Anchor Drive
                                                     Mobile, Alabama  36609

         Phillip R. Rollins                          Route 3, Box 473R
                                                     Hartselle, Alabama  35640

         NINTH: Should any shareholder of the corporation desire to sell, transfer, alienate or otherwise dispose of any share of stock or any interest in any share of stock of the corporation, said shareholder shall, before selling, transferring, alienating or otherwise disposing of the same, offer said shares for sale to the corporation. The offer shall be in writing addressed to the Secretary of the corporation and shall set forth the offering price and the terms of sale, and the corporation shall have the exclusive right to purchase such share or shares for the price and upon the terms set forth in said offer within sixty (60) days after receipt by it of such offer. After the expiration of such sixty (60) days, the offering shareholder, if the corporation shall not have exercised its option to purchase said share or shares offered, shall have the right to sell, transfer, alienate or otherwise dispose of such share or shares to whomsoever he may please; provided, however, that said offering shareholder shall not sell or otherwise dispose of (except by such gift or through inheritance of such person or persons) said share or shares or any interest in said share or shares at a lesser price or upon more favorable terms to the acquiring party than those upon which he shall have previously offered the same to the corporation; provided further, that the failure of the corporation to purchase any such share or shares so offered to it, and the subsequent sale or other disposition thereof by such shareholder to any other party shall not as to any other sale or other disposition of said share or shares, or of any share or shares issued in lieu thereof, discharge any such share or shares from any of the restrictions herein contained; and provided further that all restrictions herein imposed upon the sale or other disposition of the shares of the stock of the corporation shall apply to all shares of stock of the corporation whensoever, howsoever, or by whomsoever acquired in the hands of all holders or owners, whether original shareholders or subsequent purchasers or transferees and whether acquired by gift, descent, bequest, or devise or through a voluntary or involuntary act of a shareholder, or by operation of law and whether a part of the first authorized issue or any subsequent or increased issue.

         The corporation, from time to time, may lawfully enter into any agreement to which all of the holders of record of issued and outstanding shares of its capital stock shall be parties further restricting the transfer of any or all of its capital stock, upon such terms and conditions as may be approved by the Board of Directors of the corporation, provided that such restrictions be stated upon each certificate representing such shares.

         In the event of the death or the desire of a stockholder to sell his stock, value of the stock of such stockholder shall be determined in accordance with the terms of this paragraph.


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         If a stockholder dies, the corporation shall have a first option to purchase the shares of stock of such deceased stockholder at the book or market value thereof at the time of purchase, whichever is higher. If the corporation does not exercise this privilege of purchase of such shares of stock of a deceased stockholder, then the remaining stockholders shall have the same privilege of purchase in proportion to their respective stock ownership in the corporation. If the corporation exercises its option to purchase the shares of a deceased stockholder, it shall have ten years from the date of death of such deceased stockholder to pay the purchase price. In voting on whether the corporation shall exercise its first option to purchase the shares of a deceased stockholder, the legal representative of such deceased stockholder may vote as a director or shareholder against the corporation's exercise of such option.

         Unless otherwise provided by the laws of the State of Alabama, the corporation shall be entitled to treat the person in whose name any shares of its stock is registered as the owner thereof for all purposes, and shall not be required to recognize any equitable or other claim to or interest in or to said share on the part of any other person, whether or not the corporation shall have notice thereof.

         The corporation shall have a lien on the shares of its capital stock owned by any shareholder for any debt or liability incurred to it by such stockholder before a notice of transfer or levy on such shares.

         All persons who shall acquire stock in the corporation shall acquire it subject to the provisions of this Article of Incorporation.

         TENTH: All of the shares which are issued within two years of the date of filing of these Articles of Incorporation or are issued before any subsequent offering of stock and are issued only for money or other property than stock or securities shall be deemed by this charter and the due execution thereof to be stock issued pursuant to a plan to issue Section 1244 stock, it being the intention of the Directors of this corporation to issue such stock in such manner as to qualify for the benefits of Section 1244 of the Internal Revenue Code of the United States. The directors elected by the subscribers to these articles shall, by the acceptance of their election as directors, ratify and adopt this plan.

         DATED        March 22               , 19   85.
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                                                     /s/ Paul G. Henderson
                                                     -------------------------
                                                     Paul G. Henderson


                                                     /s/ Paige B. Plash
                                                     -------------------------
                                                     Paige B. Plash


                                                     /s/ Phillip R. Rollins
                                                     -------------------------
                                                     Phillip R. Rollins


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                        CONSENT TO ACTIONS IN LIEU OF A
                             SPECIAL MEETING OF THE
                             BOARD OF DIRECTORS OF
                         UNISON HEALTHCARE CORPORATION
                             a Delaware corporation


                                October 11, 1996

        The undersigned, being the all of the members of the Board of Directors of Unison HealthCare Corporation, a Delaware corporation (the "Company"), by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of Delaware, in lieu of a special meeting, hereby consent to the following resolution and the actions described therein:

                RESOLVED, that Jerome L. Joseph, Vice President and Treasurer of the Company, is hereby authorized on behalf of the Company to execute a Guaranty in the form attached hereto as Exhibit "A", guaranteeing the obligations and indebtedness of Sunbelt Therapy Management Services, Inc. to Colonial Bank, including without limitation Sunbelt's obligations under a Commercial Promissory Note and Security Agreement in the amount of $300,000, dated as of October 11, 1996.

        This consent shall have the same force and effect as the unanimous vote of the Board of Directors at a meeting of the Board of Directors duly called, convened and held in accordance with the law, the Certificate of Incorporation and the Bylaws of the Company.

Date of Signing:

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Tyrrell L. Garth                        Jerry M. Walker


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Bruce H. Whitehead                      Phillip R. Rollins


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Mark White                              Paul J. Contris


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Craig Clark                             John T. Lynch


--------------------------------
John T. Casey